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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2000 relating to the consolidated financial statements of EarthLink, Inc. as of December 31, 1999 and for each of the two years in the period ended December 31, 1999, which appears in EarthLink, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Century City, California
March 5, 2002

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  Exhibit 23.3